State of Delaware
                          Certificate of Incorporation
                          Shell Corporations.Com, Inc.

FIRST:            The name of this Delaware corporation is:
                           Shell Corporations.com, Inc.

SECOND:           The name and address of the Corporation's registered Agent is:
                           Corporate Creations Enterprises, Inc.
                           2530 Channin Drive
                           Wilmington DE 19810
                           New Castle County

THIRD: The purpose of the Corporation is to conduct or promote any lawful business or purposes.

FOURTH: The Corporation shall have the authority to issue 2,000 shares of common stock, par value $.0001 per share.

FIFTH: The directors shall be protected from personal liability to the fullest extent permitted by law.

SIXTH: The name and address of the incorporator is:
                           Corporate Creations International Inc.
                           941 Fourth Street #200
                           Miami Beach, Florida 33139

SEVENTH: This Certificate of Incorporation shall become effective on the date shown below.

/s/ Greg K. Kuroda
-------------------------------------
CORPORATE CREATIONS INTERNATIONAL INC.
Greg K. Kuroda Vice President

Date: March 16, 1999

                            Certificate of Amendment
                                       of

                          Certificate of Incorporation

FIRST: The Board of Directors of Shell Corporations.com, Inc. adopted the following resolution setting forth a proposed amendment of this corporation's Certificate of Incorporation.

RESOLVED, that the text of the Article numbered 1 of the Certificate of Incorporation of this corporation shall be deleted and replaced with the following:

The name of this Delaware corporation is Atlas Ventures XV, Inc.

SECOND: Pursuant to the resolution of the Board of Directors, the stockholders of this corporation voted in favor of the amendment at a special meeting of stockholders at which the necessary number of shares required by statute voted in favor of the amendment.

THIRD: The amendment set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Certificate of Amendment has been signed by the undersigned authorized officer of this corporation on the date shown below.

Shell Corporations.com, Inc.

By: /s/ Michael D> Farkas
---------------------------
Name: Michael D. Farkas
Title:   President

Date:    03/28/00

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          SHELL CORPORATIONS.COM, INC.

SHELLCORPORATIONS.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

     RESOLVED that the Board of Directors hereby declared it advisable and in the best interest of the Company that the Article Fourth of the Certificate of Incorporation be amended to read as follows:

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 250,000,000 with a par value of $.0001 per share.

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to signed by this 12th day of April, 2000.

                                  /s/ Michael D. Farkas
                                  ----------------------------
                                      Michael D. Farkas, President

                            Certificate of Amendment
                                       of

                          Certificate of Incorporation

FIRST: The Board of Directors of Atlas Ventures XV Inc. adopted the following resolution setting forth a proposed amendment of this corporation's Certificate of Incorporation:

RESOLVED, that the text of the Article of Amendment numbered 1 of the Certificate of Incorporation of this corporation shall be deleted and replaced with the following:

SECOND: Pursuant to the resolution of the Board of Directors, the stockholders of this corporation voted in favor of the amendment at a special meeting of stockholders at which the necessary number of shares required by statute voted in favor of the amendment.

THIRD: The amendment set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this Certificate of Amendment has been signed by the undersigned authorized officer of this corporation on the date shown below.

Atlas Ventures XV, Inc.

By: /s/ Jamee M. Kalimi
-----------------------
Name: Jamee M. Kalimi
Title:   Secretary

Date:    06/14/00